UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2008

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

One North Brentwood, St. Louis, Missouri     63105

(Address of principal executive offices)      (zip code)

(314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2008, the Board of Directors (the “Board”) of the Company adopted amendments (the “Amendments”) to the Company’s By-Laws (the “By-Laws”), which are effective as of such date. The principal features of the Amendments are summarized below.

Section 4 of Article III of the By-Laws was amended to require:

(i)

that a majority vote of shares present or represented by proxy at a stockholder meeting at which a quorum is present vote in favor of a proposal (other than the election of directors) in order for it to pass, as opposed to the plurality requirement that was reflected in the By-Laws prior to the Amendments (the “Prior By-Laws”); and

(ii)

each incumbent director nominee seeking to be nominated to serve an additional term on the Board to submit a resignation as a director, which would be conditioned upon (A) such incumbent director not receiving more votes cast “for” such director nominee’s service as a director than “against” such director nominee’s service, and (B) acceptance of such resignation by the Board.

A new Section 9 was added to Article III of the By-Laws to:

(i)	expressly provide the Board and chairman of any stockholder meeting to prescribe rules, regulations and procedures for the proper conduct of stockholder meetings; and
(ii)

require any stockholder (or a qualified representative of such stockholder) nominating a director or making a stockholder proposal with respect to other business at a stockholder meeting to attend such stockholder meeting and present such nomination or business (except as otherwise required by law).

A new Section 10 was added to Article III of the By-Laws to:

(i)

provide that only such business shall be conducted at an annual stockholders meeting as shall have been brought before the meeting pursuant to the Company’s notice of the meeting, by or at the direction of the Board or a committee thereof or by any stockholder who has complied with the requirements of the by-laws for bringing a stockholder proposal;

(ii)	require advance notice of a stockholder proposal 90-120 days before the first anniversary of the preceding year’s annual meeting (subject to certain specified exceptions); and
(iii)

require a stockholder making a proposal to provide certain information with respect to the proposal and the stockholder giving the notice and the beneficial owner on whose behalf the proposal is being made (including their holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock) and to make certain representations regarding whether such stockholder intends to appear in person or by proxy at the stockholder meeting to present the stockholder proposal and/or to solicit proxies with respect to the proposal.

A new Section 12 was added to Article III of the By-Laws to:

(i)

provide that only director nominees nominated pursuant to the Company’s notice of the meeting, by the Board or any committee thereof or by stockholders complying with the requirements of the By-Laws shall be eligible for election to the Board at a stockholder meeting;

(ii)

require a stockholder to give advance notice of a director nomination 90-120 days before the first anniversary of the preceding year’s annual meeting in the case of an annual meeting or 90-120 days before the special meeting in the case of a special meeting (subject to certain specified exceptions);

(iii)

require a stockholder nominating a director nominee to provide certain information with respect to the nominee and the stockholder giving the notice and the beneficial owner on whose behalf the nomination is being made (including their holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock) and to make certain representations regarding whether such stockholder intends to appear in person or by proxy at the stockholder meeting to present the nomination and/or to solicit proxies with respect to the nomination;

(iv)

require director nominees to provide the Company’s Secretary with certain information regarding the director nominee’s background and qualifications, and the background of any other person or entity on whose behalf the nomination is being made, and agree not to become a party to certain voting commitments or compensation arrangements with respect to the director nominee’s service as a director; and

(v)

require director nominees to represent to the Company that, if elected, such director nominee would be in compliance and will continue to comply with Company corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines.

Article V-A of the By-Laws was revised to:

(i)	conform the By-Laws with the current state of Delaware law with respect to the indemnification of Company officers, directors, employees and agents;

(ii)	provide for Company indemnification obligations pursuant to the By-Laws to be reduced by any amounts received by an indemnified party from third parties;

(iii)

confirm that no amendment to the indemnification provisions of the By-Laws affects the rights of an indemnified party in respect of a proceeding arising out of an act or omission occurring prior to such amendment; and

(iv)	confirm that the Company is entitled to indemnify and advance expenses to persons other than those specifically listed in the By-Laws, as permitted by law.

In addition, a number of amendments to the By-Laws were adopted to conform the By-Laws to current Delaware law and to the current governance and management structure of the Company, as well as certain other changes deemed advisable and in the Company’s best interest by the Board.

The foregoing is only a summary of the principal features of the Amendments and is qualified in its entirety by reference to the amended By-Laws and a copy of the By-Laws marked to show changes from the Prior By-Laws, which are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.     Other Events.

Stockholder Proposal and Director Nomination Deadlines

Pursuant to the recently adopted amendments to the By-Laws, as described in Item 5.03 above, any stockholder who wishes to bring a proposal before the Company’s 2009 annual meeting of stockholders or to bring a nomination of one or more directors before such annual meeting must provide (subject to certain exception described below) notice of such proposal or nomination not earlier than 120 days before, and not later than 90 days before, the first anniversary of the Company’s 2008 annual meeting of stockholders, which was held on May 1, 2008. Accordingly, for the Company’s 2009 annual meeting of stockholders, any such stockholder notice must be received not before January 1, 2009 and not later than January 31, 2009 (subject to certain exception described below). Any such Stockholder notice must be delivered or mailed to the Company’s Secretary to the offices of the Company in the County of Saint Louis, Missouri. In the event that the 2009 annual meeting of stockholders is held more than 30 days before or more than 60 days after May 1, 2009 (that is, before April 1, 2009 or after June 30, 2009), the aforementioned stockholder notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The By-Laws require any stockholder providing such written notice to provide certain information with respect to the proposal or director nominee and the stockholder giving the notice and the beneficial owner on whose behalf the proposal or nomination is being made (including the stockholder’s and beneficial owner’s holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock) and to make certain representations regarding whether such stockholder intends to appear in person or by proxy at the stockholder meeting to present the stockholder proposal or nomination and/or to solicit proxies with respect to the proposal or nomination.

Further, the By-Laws require director nominees to (i) provide the Company’s Secretary with certain information regarding the director nominee’s background and qualifications, and the background of any other person or entity on whose behalf the nomination is being made, and agree not to become a party to certain voting commitments or compensation arrangements with respect to the director nominee’s service as a director, and (ii) represent to the Company that, if elected, such director nominee would be in compliance and will continue to comply with Company corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Jon D. Botsford
Name: Jon D. Botsford
Title: Senior Vice President, General Counsel and Secretary

Dated August 13, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws of the Company, as amended effective as of August 7, 2008.

3.2	By-Laws of the Company, marked to show amendments effective as of August 7, 2008.